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                                                                    EXHIBIT 23.1
                                                                    ------------


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


  We have issued our report dated August 14, 1996 accompanying the consolidated financial statements of Ciatti's, Inc. included in the Annual Report on Form 10-KSB for the fifty-two weeks ended June 30, 1996 which is incorporated by reference in the Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of our report and to the use of our name as it appears under the caption "Experts."



                                             GRANT THORNTON LLP

                                             /s/ Grant Thornton LLP
  Minneapolis, Minnesota
  August 4, 1997